Exhibit 99.1

SafeOp Surgical, Inc.

Financial Statements With Independent Auditor’s Report

Year Ended December 31, 2017

SafeOp Surgical, Inc.

Independent Auditor’s Report

The Board of Directors

SafeOp Surgical, Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of SafeOp Surgical, Inc. which comprise the balance sheet as of December 31, 2017, and the related statements of operations, convertible preferred stock and stockholders’ deficit, and cash flows for the year ended December 31, 2017, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation of and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting principles used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence that we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SafeOp Surgical, Inc. as of December 31, 2017, and the results of its operations and its cash flows for the year ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Nanavaty, Nanavaty & Davenport, LLP

February 5, 2018

(April 16, 2018 as to Note 11)

SafeOp Surgical, Inc.

Balance Sheet

As of December 31, 2017

Assets
Assets:
Cash and cash equivalents	$300,581
Accounts receivable	55,467
Inventory	217,790
Prepaid expenses and other	41,332
Equipment, net of accumulated depreciation	22,905
Intangible asset, net of accumulated amortization	240,625

Total assets	$878,700

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit

Liabilities:
Accounts payable and accrued expenses	$221,428
Accrued compensation expense	163,780
Convertible promissory notes	2,400,858

Total liabilities	2,786,066

Series A Preferred Stock, $0.0001 par value per share; 4,340,000 shares authorized, issued and outstanding	4,340,000
Series B Preferred Stock, $0.0001 par value per share; 1,097,783 shares authorized, issued and outstanding	2,470,012
Series C Preferred Stock, $0.0001 par value per share;12,455,767 shares authorized, 7,096,900 shares issued and outstanding	4,511,018

Stockholders’ deficit:
Common stock, 0.0001 par value; 50,000,000 shares authorized, 8,274,708 shares issued and outstanding	827
Stock warrants	450
Additional paid-in-capital	531,962
Retained deficit	(13,761,635)

Total stockholders’ deficit	(13,228,396)

Total liabilities, convertible preferred stock and stockholders’ deficit	$878,700

See accompanying notes to the financial statements.

SafeOp Surgical, Inc.

Statement of Operations

Year Ended December 31, 2017

Revenue	$246,485
Cost of goods sold	123,038

Gross profit	123,447

Research and development	801,498
Sales and marketing	1,342,701
General and administrative	1,351,680

Total operating expenses	3,495,879

Loss from operations	(3,372,432)
Interest expense	(13,358)

Total other expense, net	(13,358)

Net loss	$(3,385,790)

See accompanying notes to the financial statements.

SafeOp Surgical, Inc.

Statement of Convertible Preferred Stock and Stockholders’ Deficit

	Convertible Preferred Stock						Stockholders’ Deficit
	Series A Convertible		Series B Convertible		Series C Convertible					Additional
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock			paid-in	Retained	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Warrants	capital	deficit	deficit
Balance at December 31, 2016	4,340,000	$4,340,000	1,097,783	$2,470,012	7,096,900	$4,511,018	8,274,708	$827	$450	$340,830	$(10,375,845)	$(10,033,738)
Stock-based compensation	—	—	—	—	—	—	—	—	—	191,132	—	191,132
Net loss	—	—	—	—	—	—	—	—	—	—	(3,385,790)	(3,385,790)

Balance at December 31, 2017	4,340,000	$4,340,000	1,097,783	$2,470,012	7,096,900	$4,511,018	8,274,708	$827	$450	$531,962	$(13,761,635)	$(13,228,396)

See accompanying notes to the financial statements.

SafeOp Surgical, Inc.

Statement of Cash Flows

Year Ended December 31, 2017

Operating activities:
Net loss	$(3,385,790)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	33,580
Stock-based compensation	191,132
Noncash interest expense on convertible promissory notes	13,358
Change in operating assets and liabilities:
Accounts receivable	(46,164)
Inventory	17,902
Prepaid expenses	92,817
Accounts payable and accrued expenses	(20,023)
Accrued compensation expense	(203,448)

Net cash used in operating activities	(3,306,636)

Investing activities:
Acquisition of equipment	(6,822)

Net cash used in investing activities	(6,822)

Financing activities:
Proceeds from issuance of convertible promissory notes	2,387,500

Net cash provided by financing activities	2,387,500

Net decrease in cash and cash equivalents	(925,958)
Cash and cash equivalents, beginning of period	1,226,539

Cash and cash equivalents, end of period	$300,581

See accompanying notes to the financial statements.

SafeOp Surgical, Inc.

Notes to Financial Statements

1.	Description of Business

SafeOp Surgical, Inc., (the “Company”) was incorporated in the state of Delaware on September 30, 2011. The Company is a private biotech company focused on the commercializing of a medical device that automatically monitors and detects nerve abnormalities during surgeries. The Company’s corporate office is in Hunt Valley, Maryland.

In January 2014, the Company received clearance from the Food and Drug Administration of the U.S. Department of Health and Human Services, to market its Evoked Potential Assessment Device (EPAD™). The device is portable and intended for use in monitoring neurological status by recording somatosensory evoked potentials (SSEPs).

In 2016, the Company officially launched its product and began recording revenues. Prior to 2016, the Company’s primary activities since incorporation were to establish its offices, recruit personnel, conduct research and development, perform business and financial planning, and raise capital.

2.	Liquidity

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. Since inception the Company has reported losses from operations and is expected to generate losses and consume significant cash resources in the foreseeable future as the Company continues development of modules around the core product and continues to expand its sales channels. The Company has cash and cash equivalents of $300,581 and an accumulated deficit of $13,761,635 as of December 31, 2017. During 2017, the Company received bridge note financing of $2,387,500 in the form of convertible promissory notes. These promissory notes are convertible to Series D preferred stock. As part of the Series D Closing, the Company also plans to issue an additional 1,795,342 shares of Series D Preferred Stock raising $1,172,678 in additional funds. Management believes that cash and cash equivalents on hand at December 31, 2017 of $300,581, the funds raised by the Series D Closing, and cash flows from sales in 2018, will be sufficient to fund planned expenditures and meet the Company’s obligations through part of 2018. However, there can be no assurance that additional financing will be available on satisfactory terms at all.

3.	Significant Accounting Policies

Basis of Presentation

The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate the continued existence of the Company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from such estimates, and any difference could be material to the financial statements and accompanying notes.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, which include cash and cash equivalents, prepaid expenses, accounts payable and accrued expenses generally approximate their respective fair value because of the short-term maturities.

SafeOp Surgical, Inc.

Notes to Financial Statements (continued)

3.	Significant Accounting Policies (continued)

Cash and Cash Equivalents

Cash and cash equivalents are stated at fair value. The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company maintains its cash in depository accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses on such accounts.

Sources of Supply

Many of the purchased components used to manufacture the Company’s products are single-sourced due to technology, price, or other considerations. Some of these single-sourced components are manufactured to the Company’s design and specifications. Most of these items, however, may be sourced from other suppliers, often after a requalification process. In the event that the Company’s supply of critical components was interrupted due to the time required to requalify materials or modify product designs, the Company’s ability to manufacture the related product in desired quantities and in a timely manner could be adversely affected. The Company attempts to mitigate these risks by working closely with key suppliers to coordinate product plans and the transition to replacement components for critical parts.

Inventories

Inventories consists primarily of finished goods, which includes specialized medical devices, and are stated at the lower of cost or market using the first-in, first-out cost method. The Company evaluates inventories for obsolescence and excess quantities based on changes in market demand or introduction of competing technologies.

Equipment and Depreciation

Equipment consists of computers, office equipment and furniture and is stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets, generally three to five years. Expenditures for maintenance and repairs, which do not improve or extend the useful lives of the respective assets, are expensed as incurred.

Research and Development Expenses

Research and development costs are charged to expense as incurred. Research and development costs include the costs to design, develop, test, deploy and enhance its product. Costs incurred under agreements with third parties are charged to expense as incurred in accordance with the specific contractual performance terms of such agreements. Milestone payments incurred are charged to expense in accordance with the specific contractual performance terms of such agreements.

Intangible Asset

Intangible asset consists of purchased developed technology, which is amortized over a period of 20 years.

SafeOp Surgical, Inc.

Notes to Financial Statements (continued)

3.	Significant Accounting Policies (continued)

Income Taxes

Income taxes are accounted for under the asset-and-liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements, as well as the operating loss and tax credit carryforwards. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets and liabilities are measured at the balance sheet date using the enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period such tax rate changes are enacted. The Company has incurred losses since September 30, 2011 (inception). Therefore, the Company has incurred no income tax liability and has not recorded any provision for income taxes.

The Company recognizes uncertain income tax positions at the largest amount that is more likely than not to be sustained upon review by the relevant tax authorities. An uncertain income tax position will not be recognized if it is less than 50 percent likely of being sustained.

The Company’s income tax returns are subject to examination by the appropriate taxing jurisdictions, and generally remain open for the last three years, as applicable.

Revenue Recognition

Revenue is derived from sale of goods and services associated with the EPAD device, and recognized upon delivery of such goods and services. Revenue is recorded at the fair value of the consideration received or receivable, excluding any trade discounts.

Accounts Receivable

Accounts receivable are stated at realizable value. Allowance for uncollectible amounts are based upon prior experience and aging. Receivables are reduced by this allowance, if any. All allowances and offsets are charged against revenue.

Stock-Based Compensation

The Company measures and recognizes the cost of employee services received in exchange for awards of equity instruments based on the grant date fair value of those awards. Stock-based compensation expense is recognized ratably using the straight-line attribution method over the expected vesting period, which is considered to be the requisite service period. In addition, the Company is required to estimate the amount of expected forfeitures when calculating compensation expense. The Company accounts for nonemployee equity-based awards, in which services are the consideration received for the equity instruments issued, at their fair value.

For purposes of calculating the stock-based compensation expense, the fair value of the options granted by the Company in 2012 through 2016 was determined giving appropriate analysis to the preference of the Company’s outstanding preferred stock, the Company’s cash position and prior to 2016, its stage of development. Stock-based compensation expense recognized in the accompanying statements of operations for the year ended December 31, 2017, was further based on awards ultimately expected to vest and is reduced for estimated forfeitures, if any.

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model and straight-line amortization of compensation expense over the requisite service period of the grant.

SafeOp Surgical, Inc.

Notes to Financial Statements (continued)

3.	Significant Accounting Policies (continued)

Subsequent Events

Management has evaluated transactions and events that occurred through February 5, 2018, the date that these financial statements were available to be issued, for recognition and/or disclosure in these financial statements.

4.	Equipment

Computer equipment	$40,596
Furniture	15,309

Subtotal	55,905
Less: Accumulated depreciation	(33,000)

Equipment, net	$22,905

5.	Intangible Asset

Intangible asset consists of the following at December 31, 2017:

Weighted
	Average	Gross		Net
	Useful Life	Carrying	Accumulated	Carrying
	(In Years)	Amount	Amortization	Amount
Developed technology	20	$350,000	$(109,375)	$240,625

6.	Convertible Preferred Stock

In April 2016, the Company amended and restated its Certificate of Incorporation and certain Stockholders Agreements, to among other things increase the aggregate number of shares of all classes of stock of which the Corporation has the authority to issue to 67,893,550, designated as follows: (i) 50,000,000 shares of common stock, par value $0.0001 per share, and (ii) 17,893,550 shares of preferred stock, par value $0.0001 per share, of which 4,340,000 are designated Series A Preferred Stock, 1,097,783 are designated Series B Preferred Stock and 12,455,767 are designated Series C Preferred Stock. See Note 11 for more information on the January 2018 amendment to the Certificate of Incorporation.

Series A

The Company issued a total of 4,340,000 shares of Series A preferred stock with a price of $1 per share. The net cash proceeds of this financing was $4,340,000. The Company’s Series A preferred stock has been classified as mezzanine on the balance sheet instead of stockholder’s equity in accordance with Accounting Standard Codification (ASC) 480-10-S99-3, Classification and Measurement of Redeemable Securities, under which if the preferred security holders control a majority of the votes of the Board of Directors through direct representation on the Board of Directors or through other rights, the preferred security is redeemable at the option of the holder, and its classification outside of permanent equity is appropriate. Accordingly, the Series A preferred stock is classified as other than permanent equity or mezzanine equity.

Conversion

Each share of Series A preferred stock may, at the option of the holder thereof, be converted at any time and from time to time, and without the payment of consideration by the holder thereof, into fully-paid and non-assessable shares of common stock, subject to anti-dilution adjustments. The number of shares of common stock which a Series A holder shall be entitled to receive upon conversion of its Series A preferred stock shall be equal to the product obtained by multiplying (a) the number of shares of Series A preferred stock being converted at any time by, (b) the conversion rate then in effect; or (c) upon a qualified public offering; or (d) upon the affirmative vote or consent of,

SafeOp Surgical, Inc.

Notes to Financial Statements (continued)

6.	Convertible Preferred Stock (continued)

and written notice to, the Company by the holders of at least a majority of the then outstanding shares of Series A preferred stock.

Effective April 2016, in connection with the issuance of the Series C preferred stock, the conversion rights of the Series A preferred stock was changed from a 1:1 conversion rate to a 1:2.8868 conversion rate. At December 31, 2017, the total preferred stock issued and outstanding of 4,340,000 shares equals 12,528,868 common stock shares upon conversion.

The rights, preferences, and privileges of the preferred stock are as follows:

Voting

Each Series A preferred stock holder shall be entitled to vote together with the common stock and all other series and classes of stock permitted to vote with the common stock on all matters submitted to a vote of the holders of the common stock (including election of directors). For each vote in which the Series A holders are entitled to participate, each Series A holder shall be entitled to that number of votes per share to which such Series A holder would have been entitled had each share of Series A preferred stock held by such Series A holder then been converted into shares of common stock as specified in the Company’s certificate of incorporation. The approval of Series A preferred stockholders is required for a number of significant changes to the Company, including creation of new classes of shares and amendments to the Company’s Articles of Incorporation, election of the Company’s board members, in addition to other corporate actions.

Dividends

Holders of Series A preferred stock shall be entitled to receive dividends out of any assets legally available only when as, and if declared by the Board of Directors, prior to and in preference to any declaration or payment of any dividend on the common stock, at a rate equal to 8% per annum (based upon a 365-day year) of $1.00 per share. Effective April 2016, the accreted value of such undeclared dividends were added to the liquidation value of the shares, and all further accretion has been cancelled. To date, the Board of Directors has not declared any dividends.

Liquidation

In the event of liquidation, dissolution, or winding up, whether voluntarily or involuntarily, and upon certain other defined events, the holders of the Series A preferred stock are also entitled to receive liquidation preferences in an amount per share of Series A preferred stock equal to (a) the Series A Issue Price plus, (b) an amount equal to all accrued and unpaid Series A dividends (whether or not declared) on such shares of Series A preferred stock. Liquidation payments are made in preference to any payments to the holders of common stock. At December 31, 2017, the total liquidation value of the Series A preferred stock is $5,698,512. If, upon liquidation, the available assets shall be insufficient to pay the full amount of the Series A liquidation preference, the Series A holders shall share in any distribution or payment of available assets pro rata in proportion to the respective Series A liquidation preference which would otherwise be payable upon a liquidation with respect to the outstanding shares of the Series A preferred stock if the Series A liquidation preference payable with respect to such shares were paid in full.

After payment in full of the Series A liquidation preference, the remaining available assets, if any, shall be distributed among the holders of the common stock pro rata in proportion to the number of shares of common stock then held by such holders.

Series B

In July through November 2014, the Company issued a total of 1,097,783 shares of Series B preferred stock with a price of $2.25 per share. The net cash proceeds received were $2,470,012. The Company’s Series B preferred stock has been classified as mezzanine on the balance sheet instead of stockholder’s equity in accordance with Accounting

SafeOp Surgical, Inc.

Notes to Financial Statements (continued)

6.	Convertible Preferred Stock (continued)

Standard Codification (ASC) 480-10-S99-3, Classification and Measurement of Redeemable Securities, under which if the preferred security holders control a majority of the votes of the Board of Directors through direct representation on the Board of Directors or through other rights, the preferred security is redeemable at the option of the holder, and its classification outside of permanent equity is appropriate. Accordingly, the Series B preferred stock is classified as other than permanent equity or mezzanine equity.

Conversion

Each share of Series B preferred stock may, at the option of the holder thereof, be converted at any time and from time to time, and without the payment of consideration by the holder thereof, into fully-paid and non-assessable shares of common stock, subject to anti-dilution adjustments. The number of shares of common stock which a Series B holder shall be entitled to receive upon conversion of its Series B preferred stock shall be equal to the product obtained by multiplying (a) the number of shares of Series B preferred stock being converted at any time by, (b) the conversion rate then in effect; or (c) upon a qualified public offering; or (d) upon the affirmative vote or consent of, and written notice to, the Company by the holders of at least a majority of the then outstanding shares of Series B preferred stock.

Effective April 2016, in connection with the issuance of the Series C preferred stock, the conversion rights of the Series B preferred stock was changed from a 1:1 conversion rate to a 1:3.96 conversion rate. At December 31, 2017, the total preferred stock issued and outstanding of 1,097,783 shares equals 4,347,082 common stock shares upon conversion.

The rights, preferences, and privileges of the preferred stock are as follows:

Voting

Each Series B preferred stock holder shall be entitled to vote together with the common stock and all other series and classes of stock permitted to vote with the common stock on all matters submitted to a vote of the holders of the common stock (including election of directors). For each vote in which the Series B holders are entitled to participate, each Series B holder shall be entitled to that number of votes per share to which such Series B holder would have been entitled had each share of Series B preferred stock held by such Series B holder then been converted into shares of common stock as specified in the Company’s certificate of incorporation. The approval of Series B preferred stockholders is required for a number of significant changes to the Company, including creation of new classes of shares and amendments to the Company’s Articles of Incorporation, election of the Company’s board members, in addition to other corporate actions.

Dividends

Holders of Series B preferred stock shall be entitled to receive dividends out of any assets legally available only when as, and if declared by the Board of Directors, prior to and in preference to any declaration or payment of any dividend on the Series A preferred stock and the common stock, at a rate equal to 8% per annum (based upon a 365-day year) of $2.25 per share. Effective April 2016, the accreted value of such undeclared dividends were added to the liquidation value of the shares, and all further accretion has been cancelled. To date, the Board of Directors has not declared any dividends.

Liquidation

In the event of liquidation, dissolution, or winding up, whether voluntarily or involuntarily, and upon certain other defined events, the holders of the Series B preferred stock are also entitled to be paid out of the assets of the Company available for distribution or payment to holders of the Company’s capital stock of all classes, before any distribution or payment is made to any holders of Series A preferred stock or common stock, an amount per share of Series B Preferred Stock equal to (a) the Series B Issue Price plus, (b) an amount equal to all accrued and unpaid Series B dividends (whether or not declared) on such shares of Series B preferred stock. Liquidation payments are made in preference to any payments to the holders of common stock. At December 31, 2017, the total liquidation

SafeOp Surgical, Inc.

Notes to Financial Statements (continued)

6.	Convertible Preferred Stock (continued)

value of the Series B preferred stock is $2,819,448. If, upon liquidation, the available assets shall be insufficient to pay the full amount of the Series B liquidation preference, the Series B holders shall share in any distribution or payment of available assets pro rata in proportion to the respective Series B liquidation preference which would otherwise be payable upon a liquidation with respect to the outstanding shares of the Series B preferred stock if the Series B liquidation preference payable with respect to such shares were paid in full.

Series C

In April and June 2016, the Company issued a total of 7,096,900 shares of Series C preferred stock for net cash proceeds of $4,511,018. The Company’s Series C preferred stock has been classified as mezzanine on the balance sheet instead of stockholder’s equity in accordance with Accounting Standard Codification (ASC) 480-10-S99-3, Classification and Measurement of Redeemable Securities, under which if the preferred security holders control a majority of the votes of the Board of Directors through direct representation on the Board of Directors or through other rights, the preferred security is redeemable at the option of the holder, and its classification outside of permanent equity is appropriate. Accordingly, the Series C preferred stock is classified as other than permanent equity or mezzanine equity.

Conversion

Each share of Series C preferred stock may, at the option of the holder thereof, be converted at any time and from time to time, and without the payment of consideration by the holder thereof, into fully-paid and non-assessable shares of common stock, subject to anti-dilution adjustments. The number of shares of common stock which a Series C holder shall be entitled to receive upon conversion of its Series C preferred stock shall be equal to the product obtained by multiplying (a) the number of shares of Series C preferred stock being converted at any time by, (b) the conversion rate then in effect, as defined in the Purchase Agreement.

The rights, preferences, and privileges of the preferred stock are as follows:

Voting

Each Series C preferred stock holder shall be entitled to vote together with the common stock and all other series and classes of stock permitted to vote with the common stock on all matters submitted to a vote of the holders of the common stock (including election of directors). For each vote in which the Series C holders are entitled to participate, each Series C holder shall be entitled to that number of votes per share to which such Series C holder would have been entitled had each share of Series C preferred stock held by such Series C holder then been converted into shares of common stock as specified in the Company’s certificate of incorporation. The approval of Series C preferred stockholders is required for a number of significant changes to the Company, including creation of new classes of shares and amendments to the Company’s Articles of Incorporation, election of the Company’s board members, in addition to other corporate actions.

Dividends

Holders of Series C preferred stock shall be entitled to receive dividends out of any assets legally available only when as, and if declared by the Board of Directors. To date, the Board of Directors has not declared any dividends.

Liquidation

In the event of liquidation, dissolution, or winding up, whether voluntarily or involuntarily, and upon certain other defined events, the holders of the Series C preferred stock are also entitled to be paid out of the assets of the Company available for distribution or payment to holders of the Company’s capital stock of all classes, before any distribution or payment is made to any holders of Series A or Series B preferred stock or common stock, an amount per share of Series C Preferred Stock held by such Series C holder equal to $4,511,018, subject to adjustment for any stock dividends, stock splits, and other subdivisions. If, upon liquidation, the available assets shall be

SafeOp Surgical, Inc.

Notes to Financial Statements (continued)

6.	Convertible Preferred Stock (continued)

insufficient to pay the full amount of the Series C liquidation preference, the Series C holders shall share in any distribution or payment of available assets pro rata in proportion to the respective Series C liquidation preference which would otherwise be payable upon a liquidation with respect to the outstanding shares of the Series C preferred stock if the Series C liquidation preference payable with respect to such shares were paid in full.

7.	Stockholders’ Deficit

Common Stock: In connection with the sale of the Company’s Series A preferred shares in the year ended December 31, 2012, the Company entered in an Award Agreement for Restricted Shares (the “Agreement”) with several common stockholders, including one employee/officer. In March 2012 a total of 900,000 shares of common stock were issued under the Agreement. At December 31, 2015, the entire 900,000 restricted shares granted became fully vested. During 2016, an additional 7,215,541 shares of common stock were issued under the Agreement. None of the awarded shares or any beneficial interest therein shall be transferred, encumbered, pledged or otherwise alienated or disposed of in any way until they have become non-forfeitable in accordance with the Agreement. Even after any of the awarded shares become transferable pursuant to this Agreement, they will remain subject to the transfer restrictions set forth in the Stockholders Agreement.

Common Stock Warrants: In connection with the April and June 2016 sale of the Company’s Series C preferred shares, the Company granted 3,540,950 warrant shares to the Series C shareholders for the purchase of the Company’s common stock at an exercise price of $.01 per share. The number of shares of common stock purchasable upon the exercise of this warrant is subject to adjustment from time to time upon the occurrence of certain events as described in the Warrant Agreement. The warrants allow for either a cash or share settlement at the sole discretion of the Company, and are only exercisable, whether in whole or in part, concurrently with the consummation of the Company’s first firm commitment underwritten public offering of Warrant Shares which occurs before the expiration time of the warrants. The warrants expire upon the first to occur of (a) on June 30, 2026 and (b) the consummation of a liquidation of the Company.

The Company has a total of 50,000,000 shares of common stock authorized. The following shares of stock are issued or are reserved for future issuance:

Common stock outstanding under restricted stock awards	8,274,708
Reserved for conversion of Series A preferred stock	12,528,868
Reserved for conversion of Series B preferred stock	4,347,082
Reserved for conversion of Series C preferred stock	7,096,900
Reserved for exercise of stock options issued and outstanding	582,203
Reserved for common stock warrants issued and outstanding	3,540,950
Reserved for shares available for 2012 Equity Incentive Plan	1,343,089
Common stock available for future issuance	12,286,200

Total authorized shares	50,000,000

Stock Option Plan and Stock-Based Compensation

Stock Option Plan - Under the 2012 Equity Incentive Plan (the Plan) including amendments, 10,200,000 shares of common stock have been reserved for the issuance of incentive stock options (ISOs) and non-qualified stock options (NSOs). Employees, Directors, consultants, and other individuals who provide services to the Company are eligible to be granted Awards under the Plan; provided, however, that only employees of the Company are eligible to be granted ISOs. ISOs and NSOs may be granted with an exercise price no lesser than the fair market value of the common stock on the date of grant. Options granted to a 10% stockholder shall be at no less than 110% of the fair value, and ISO grants to such 10% stockholders expire five years from the date of grant. ISOs granted under the Plan generally vest 25% after completion of the first year of service, and the balance vest in equal monthly installments over the next 36 months of service and expire ten years from the grant date, unless subject to provisions regarding 10% stockholders. NSOs vest per the specific agreement and expire ten years from the date of grant.

SafeOp Surgical, Inc.

Notes to Financial Statements (continued)

7.	Stockholders’ Deficit (continued)

The fair value of stock options granted was estimated using the following weighted average assumptions:

Expected dividend yield	0.00%
Expected term (in years)	10 years
Risk-free interest rate	2.019%
Expected stock price volatility	100%

The Company has not paid dividends on its common shares in the past nor does it expect to pay dividends in the future. As such, the company used a dividend yield percentage of zero. Additionally, because the Company does not have a publicly traded common stock, the expected volatility was estimated by the Company to be 100% consistent with the historical changes in the fair value of its stock price. The risk-free rates approximated the rate of treasury securities with the same term as the options on the date of the respective grant.

For the year ended, December 31, 2017, the Company recorded $191,132 of compensation expense related to stock options. As of December 31, 2017, there was $433,039 of total unrecognized cost related to non-vested stock option grants which is expected to be recognized over the next four years.

A summary of the 2012 Equity Incentive Plan activity is as follows:

Weighted
			Outstanding	Average
	Available for	Outstanding	restricted	Exercise
	Grant	Options	shares	Price
Balance at December 31, 2017	1,343,089	582,203	8,274,708	$0.0882

8.	Income Taxes

At December 31, 2017, the Company had federal and state net operating loss carryforwards of approximately $13,714,000 and $7,614,000, respectively. The difference between the federal and the state tax loss carryforwards is primarily attributable to the apportionment of income to various states. The Company also has federal research and development tax credit carryforwards of approximately $227,000 available to reduce future income subject to income taxes.

Significant components of the Company’s deferred tax assets are shown below. A valuation allowance of $3,467,000 has been established as of December 31, 2017, to offset the deferred tax assets as realization of such assets does not meet the more likely than not threshold set forth in the standards.

Deferred tax assets:
Research and development credits	$48,000
State taxes	(1,000)
Depreciation and amortization	(8,000)
Net operating loss carryforwards	3,428,000

Total deferred tax assets	3,467,000
Valuation allowance for deferred tax assets	(3,467,000)

Total net deferred tax assets	$—

SafeOp Surgical, Inc.

Notes to Financial Statements (continued)

9.	Commitments

The Company has entered into employment agreements with 5 of its key employees. The terms of the agreement include provisions for salary, bonuses, and benefits when certain measurable targets are achieved. In addition, the agreements include provisions that provide severance payments ranging from 75% to 100% of the employee’s annual base pay plus a pro rata portion of the performance bonus through the date of termination if the employee’s employment is terminated by the employer without cause or by the employee for good reason, or if there is a change in control (defined as greater than 50% of the Company’s stock sold).

The Company has entered into a lease agreement for office space in Maryland. The initial lease term is for 37 months commencing December 2014, with an option for one additional 3-year term. Rent was initially $5,069 per month with scheduled increases of 3% per year. As an incentive to lease the office space the Company received 1 month rent-free. On November 17, 2017, the Company signed an amendment to the lease to extend the lease to March 31, 2021, at an annual rental of $60,817.85 paid in 12 equal monthly installments. The amendment includes a free-rental period of one month.

10.	Convertible Promissory Notes

During 2017, the Company issued a series of bridge notes in the form of convertible promissory notes (the “notes”) totaling $2,387,500. The notes accrue interest at various rates ranging from 1.01% to 1.52% per annum and mature in March 2018. The notes also have a conversion feature of 90% of the lowest price per share of the next equity securities in a Qualified Financing. At December 31, 2017, the Company has recorded $13,358 of interest expense on the notes. See Note 11 for more information on the issuance of the Series D preferred shares in exchange for the notes, subsequent to year-end.

11.	Subsequent Events

In January 2018, the Company issued a total of 4,082,528 shares of Series D preferred stock with an issue price of $.653178 per share, in exchange for principal and interest accrued through and including December 22, 2017 outstanding under the convertible promissory notes issued in 2017. The Company also sold 1,686,165 shares of Series D preferred stock for net cash proceeds of $1,101,366. The proceeds received by the Company from the sale of the shares at the Closings shall be used to fund the continued development of the Company’s business and for general working capital purposes. Holders of the Series D preferred stock shall be entitled to dividends only when and if declared by the Board of Directors. Upon liquidation, holders of the Series D preferred stock are also entitled to be paid before holders of the Series C, B, or A Series preferred stock. Series D shares are convertible into shares of the Company’s common stock at a rate 1:1.

As part of the Series D issue, the Company amended and restated its Certificate of Incorporation and certain Stockholders Agreements, to among other things increase the aggregate number of shares of all classes of stock of which the Corporation has the authority to issue to 68,412,553, designated as follows:

(i) 50,000,000 shares of common stock, par value $0.0001 per share, and (ii) 18,412,553 shares of preferred stock, par value $0.0001 per share, of which 4,340,000 are designated Series A Preferred Stock, 1,097,783 are designated Series B Preferred Stock, 7,096,900 are designated Series C Preferred Stock, and 5,877,870 are designated as Series D Preferred Stock.

On December 31, 2017, The Company received a Non-Binding Preliminary Indication of Interest to acquire all of its outstanding equity through a reverse triangular merger with a wholly-owned subsidiary of Alphatec Holdings, Inc. (“Alphatec”). The Company will be acquired on a cash-free and debt-free basis for total consideration of $34 million, subject to a Working Capital true-up, in cash, common stock, warrants, and a series of convertible promissory notes. The closing is contingent on due diligence procedures and expected to take place in the first quarter of 2018. During the due diligence period the Company will receive a daily ticking fee equal to $11,000 per day up to a maximum amount of $1 million.

On March 9, 2018, Alphatec announced its acquisition of the Company. Under the terms of the definitive merger agreement, Alphatec paid $15 million in cash, agreed to issued 3,265,132 shares of common stock, issued $3 million of convertible notes that are convertible into 931,667 shares of common stock and issued warrants to purchase 2.2

SafeOp Surgical, Inc.

Notes to Financial Statements (continued)

11.	Subsequent Events (continued)

million shares of common stock at an exercise price of $3.50 per share. An additional 1,330,263 shares of common stock are issuable upon achievement of post-closing milestones.

SafeOp Surgical, Inc.

Financial Statements with Independent Auditor’s Report

Year Ended December 31, 2016

SafeOp Surgical, Inc.

Independent Auditor’s Report

The Board of Directors

SafeOp Surgical, Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of SafeOp Surgical, Inc. which comprise the balance sheet as of December 31, 2016, and the related statements of operations, convertible preferred stock and stockholders’ deficit, and cash flows for the year ended December 31, 2016, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation of and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting principles used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence that we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SafeOp Surgical, Inc. as of December 31, 2016, and the results of its operations and its cash flows for the year ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

Nanavaty, Nanavaty & Davenport, LLP

February 16, 2017

SafeOp Surgical, Inc.

Balance Sheet

As of December 31, 2016

Assets
Assets:
Cash and cash equivalents	$1,226,539
Accounts receivable	9,303
Inventory	235,692
Prepaid expenses and other	134,149
Equipment, net of accumulated depreciation	32,163
Intangible asset, net of accumulated amortization	258,125

Total assets	$1,895,971

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit

Liabilities:
Accounts payable and accrued expenses	$241,451
Accrued compensation expense	367,228

Total liabilities	608,679

Series A Preferred Stock, $0.0001 par value per share; 4,340,000 shares authorized, issued and outstanding	4,340,000
Series B Preferred Stock, $0.0001 par value per share; 1,097,783 shares authorized, issued and outstanding	2,470,012
Series C Preferred Stock, $0.0001 par value per share; 12,455,767 shares authorized, 7,096,900 shares issued and outstanding	4,511,018

Stockholders’ deficit:
Common stock, 0.0001 par value; 50,000,000 shares authorized, 8,274,708 shares issued and outstanding	827
Stock warrants	450
Additional paid-in-capital	340,830
Retained deficit	(10,375,845)

Total stockholders’ deficit	(10,033,738)

Total liabilities, convertible preferred stock and stockholders’ deficit	$1,895,971

See accompanying notes to the financial statements.

SafeOp Surgical, Inc.

Statement of Operations

Year Ended December 31, 2016

Revenue	$61,143
Cost of goods sold	183,582

Gross profit	(122,439)

Research and development	522,587
Sales and marketing	985,073
General and administrative	1,977,163

Operating expenses	3,484,823

Loss from operations	(3,607,262)
Interest income	133
Interest expense	(95,506)

Total other expense, net	(95,373)

Net loss	$(3,702,635)

See accompanying notes to the financial statements.

SafeOp Surgical, Inc.

Statement of Convertible Preferred Stock and Stockholders’ Deficit

	Convertible Preferred Stock						Stockholders’ Deficit
	Series A Convertible		Series B Convertible		Series C Convertible					Additional
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock			paid-in	Retained	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Warrants	capital	deficit	deficit
Balance at December 31, 2015	4,340,000	$4,340,000	1,097,783	$2,470,012	—	$—	900,000	$90	$—	$166,570	$(6,673,210)	(6,506,550)
Conversion of Bridge notes to Series C convertible preferred stock in April 2016	—	—	—	—	1,708,032	1,001,248	—	—	—	99,939		99,939
Issuance of Series C convertible preferred stock to stockholders in April 2016	—	—	—	—	2,686,934	1,750,000	—	—	—	—	—	—
Issuance of Series C convertible preferred stock to stockholders in June 2016	—	—	—	—	2,686,934	1,750,000	—	—	—	—	—	—
Issuance of common stock pursuant to restricted stock awards in May, June, October, and November 2016	—	—	—	—	—	—	7,215,541	721	—	—	—	721
Issuance of common stock warrants in May and June 2016	—	—	—	—	—	—	—	—	450	—	—	450
Issuance of Series C convertible preferred stock to stockholder in September 2016	—	—	—	—	15,000	9,770	—	—	—	—	—	—
Issuance of common stock pursuant to restricted stock award in September 2016	—	—	—	—	—	—	100,000	10	—	9,990	—	10,000
Issuance of common stock upon exercise of stock options in June 2016	—	—	—	—	—	—	59,167	6	—	586	—	592
Stock-based compensation	—	—	—	—	—	—	—	—	—	63,745		63,745
Net loss	—	—	—	—	—	—	—	—	—	—	(3,702,635)	(3,702,635)
Balance at December 31, 2016	4,340,000	$4,340,000	1,097,783	$2,470,012	7,096,900	$4,511,018	8,274,708	$827	$450	$340,830	$(10,375,845)	$(10,033,738)

See accompanying notes to the financial statements.

SafeOp Surgical, Inc.

Statement of Cash Flows

Year Ended December 31, 2016

Operating activities:
Net loss	$(3,702,635)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	31,408
Stock-based compensation	63,745
Noncash issuance of restricted common stock grant	10,000
Noncash interest expense on convertible promissory notes	95,506
Change in operating assets and liabilities:
Accounts receivable	(9,303)
Inventory	44,783
Prepaid expenses	(119,139)
Accounts payable and accrued expenses	(103,885)
Accrued compensation expense	224,990

Net cash used in operating activities	(3,464,530)

Investing activities:
Acquisition of equipment	(18,976)
Write-off of computer software	7,535

Net cash used in investing activities	(11,441)

Financing activities:
Proceeds from issuance of promissory notes	500,000
Issuance of common stock	727
Issuance of common stock warrants	450
Additional paid in capital	100,525
Issuance of Series C convertible preferred stock	3,409,830

Net cash provided by financing activities	4,011,532

Net increase in cash and cash equivalents	535,561
Cash and cash equivalents, beginning of period	690,978

Cash and cash equivalents, end of period	$1,226,539

Supplemental Disclosure on Noncash Items:
Conversion of promissory notes and accrued interest into Series C convertible preferred stock	$1,001,248
Issuance of Series C convertible preferred stock	$9,770

See accompanying notes to the financial statements.

SafeOp Surgical, Inc.

Notes to Financial Statements

1.	Description of Business

SafeOp Surgical, Inc., (the “Company”) was incorporated in the state of Delaware on September 30, 2011. The Company is a private biotech company focused on the commercializing of a medical device that automatically monitors and detects nerve abnormalities during surgeries. The Company’s corporate office is in Hunt Valley, Maryland.

In January 2014, the Company received clearance from the Food and Drug Administration of the U.S. Department of Health and Human Services, to market its Evoked Potential Assessment Device (EPAD™). The device is portable and intended for use in monitoring neurological status by recording somatosensory evoked potentials (SSEPs).

In 2016, the Company officially launched its product and began collecting revenues. Prior to 2016, the Company’s primary activities since incorporation were to establish its offices, recruit personnel, conduct research and development, perform business and financial planning, and raise capital.

2.	Liquidity

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. Since inception the Company has reported losses from operations and is expected to generate losses and consume significant cash resources in the foreseeable future as the Company continues development of modules around the core product and begins to expand its business. The Company has cash and cash equivalents of $1,226,539 and an accumulated deficit of $10,375,845 as of December 31, 2016. During 2016, the Company completed the first two tranches of its Series C Closing raising $4,500,000 from the issuance of 7,096,900 shares of convertible Series C preferred stock. A total of $8,000,000 is planned to be raised from the Series C preferred stock financing. The remaining $3,500,000 is expected to close on or before December 31, 2017. Prior to 2016, the Company had completed its Series A and Series B Closings and received $4,340,000 and $2,470,012 in net proceeds from the sale of 4,340,000 and 1,097,783 shares of convertible Series A and B convertible preferred stock, respectively. Management believes that cash and cash equivalents on hand at December 31, 2016 of $1,226,539 in addition to $3,500,000 from the remainder of the Series C transaction in 2017, will be sufficient to fund planned expenditures and meet the Company’s obligations through 2017. However, there can be no assurance that additional financing will be available on satisfactory terms at all.

3.	Significant Accounting Policies

Basis of Presentation

The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate the continued existence of the Company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from such estimates, and any difference could be material to the financial statements and accompanying notes.

SafeOp Surgical, Inc.

Notes to Financial Statements (continued)

3.	Significant Accounting Policies (continued)

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, which include cash and cash equivalents, prepaid expenses, accounts payable and accrued expenses generally approximate their respective fair value because of the short-term maturities.

Cash and Cash Equivalents

Cash and cash equivalents are stated at fair value. The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company maintains its cash in depository accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses on such accounts.

Sources of Supply

Many of the purchased components used to manufacture the Company’s products are single-sourced due to technology, price, or other considerations. Some of these single-sourced components are manufactured to the Company’s design and specifications. Most of these items, however, may be sourced from other suppliers, often after a requalification process. In the event that the Company’s supply of critical components was interrupted due to the time required to requalify materials or modify product designs, the Company’s ability to manufacture the related product in desired quantities and in a timely manner could be adversely affected. The Company attempts to mitigate these risks by working closely with key suppliers to coordinate product plans and the transition to replacement components for critical parts.

Inventories

Inventories consists primarily of finished goods, which includes specialized medical devices, and are stated at the lower of cost or market using the first-in, first-out cost method. The Company evaluates inventories for obsolescence and excess quantities based on changes in market demand or introduction of competing technologies.

Equipment and Depreciation

Equipment consists of computers, office equipment and furniture and is stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets, generally three to five years. Expenditures for maintenance and repairs, which do not improve or extend the useful lives of the respective assets, are expensed as incurred.

Research and Development Expenses

Research and development costs are charged to expense as incurred. Research and development costs include the costs to design, develop, test, deploy and enhance its product. Costs incurred under agreements with third parties are charged to expense as incurred in accordance with the specific contractual performance terms of such agreements. Milestone payments incurred are charged to expense in accordance with the specific contractual performance terms of such agreements.

Intangible Asset

Intangible asset consists of purchased developed technology, which is amortized over a period of 20 years.

SafeOp Surgical, Inc.

Notes to Financial Statements (continued)

3.	Significant Accounting Policies (continued)

Income Taxes

Income taxes are accounted for under the asset-and-liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements, as well as the operating loss and tax credit carryforwards. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets and liabilities are measured at the balance sheet date using the enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period such tax rate changes are enacted. The Company has incurred losses since September 30, 2011 (inception). Therefore, the Company has incurred no income tax liability and has not recorded any provision for income taxes.

The Company recognizes uncertain income tax positions at the largest amount that is more likely than not to be sustained upon review by the relevant tax authorities. An uncertain income tax position will not be recognized if it is less than 50 percent likely of being sustained.

The Company’s income tax returns are subject to examination by the appropriate taxing jurisdictions, and generally remain open for the last three years, as applicable.

Stock-Based Compensation

The Company measures and recognizes the cost of employee services received in exchange for awards of equity instruments based on the grant date fair value of those awards. Stock-based compensation expense is recognized ratably using the straight-line attribution method over the expected vesting period, which is considered to be the requisite service period. In addition, the Company is required to estimate the amount of expected forfeitures when calculating compensation expense. The Company accounts for nonemployee equity-based awards, in which services are the consideration received for the equity instruments issued, at their fair value.

For purposes of calculating the stock-based compensation expense, the fair value of the options granted by the Company in 2012 through 2016 was determined giving appropriate analysis to the preference of the Company’s outstanding preferred stock, the Company’s cash position and prior to 2016, its stage of development. Stock-based compensation expense recognized in the accompanying statements of operations for the year ended December 31, 2016, was further based on awards ultimately expected to vest and is reduced for estimated forfeitures, if any.

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model and straight-line amortization of compensation expense over the requisite service period of the grant.

Subsequent Events

Management has evaluated transactions and events that occurred through February 16, 2017, the date that these financial statements were available to be issued, for recognition and/or disclosure in these financial statements.

4.	Equipment

Computer equipment	$33,774
Furniture	15,309
Subtotal	49,083
Less: Accumulated depreciation	(16,920)
Equipment, net	$32,163

SafeOp Surgical, Inc.

Notes to Financial Statements (continued)

5.	Intangible Asset

Intangible asset consists of the following at December 31, 2016:

	2015
	Weighted Average Useful Life (In Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Developed technology	20	$350,000	$(91,875)	$258,125

6.	Convertible Preferred Stock

In April 2016, the Company amended and restated its Certificate of Incorporation and certain Stockholders Agreements, to among other things increase the aggregate number of shares of all classes of stock of which the Corporation has the authority to issue to 67,893,550, designated as follows: (i) 50,000,000 shares of common stock, par value $0.0001 per share, and (ii) 17,893,550 shares of preferred stock, par value $0.0001 per share, of which 4,340,000 are designated Series A Preferred Stock, 1,097,783 are designated Series B Preferred Stock and 12,455,767 are designated Series C Preferred Stock.

Series A

The Company issued a total of 4,340,000 shares of Series A preferred stock with a price of $1 per share. The net cash proceeds of this financing was $4,340,000. The Company’s Series A preferred stock has been classified as mezzanine on the balance sheet instead of stockholder’s equity in accordance with Accounting Standard Codification (ASC) 480-10-S99-3, Classification and Measurement of Redeemable Securities, under which if the preferred security holders control a majority of the votes of the Board of Directors through direct representation on the Board of Directors or through other rights, the preferred security is redeemable at the option of the holder, and its classification outside of permanent equity is appropriate. Accordingly, the Series A preferred stock is classified as other than permanent equity or mezzanine equity.

Conversion

Each share of Series A preferred stock may, at the option of the holder thereof, be converted at any time and from time to time, and without the payment of consideration by the holder thereof, into fully-paid and non-assessable shares of common stock, subject to anti-dilution adjustments. The number of shares of common stock which a Series A holder shall be entitled to receive upon conversion of its Series A preferred stock shall be equal to the product obtained by multiplying (a) the number of shares of Series A preferred stock being converted at any time by, (b) the conversion rate then in effect; or (c) upon a qualified public offering; or (d) upon the affirmative vote or consent of, and written notice to, the Company by the holders of at least a majority of the then outstanding shares of Series A preferred stock.

Effective April 2016, in connection with the issuance of the Series C preferred stock, the conversion rights of the Series A preferred stock was changed from a 1:1 conversion rate to a 1:2.8868 conversion rate. At December 31, 2016, the total preferred stock issued and outstanding of 4,340,000 shares equals 12,528,868 common stock shares upon conversion.

The rights, preferences, and privileges of the preferred stock are as follows:

SafeOp Surgical, Inc.

Notes to Financial Statements (continued)

6.	Convertible Preferred Stock (continued)

Voting

Each Series A preferred stock holder shall be entitled to vote together with the common stock and all other series and classes of stock permitted to vote with the common stock on all matters submitted to a vote of the holders of the common stock (including election of directors). For each vote in which the Series A holders are entitled to participate, each Series A holder shall be entitled to that number of votes per share to which such Series A holder would have been entitled had each share of Series A preferred stock held by such Series A holder then been converted into shares of common stock as specified in the Company’s certificate of incorporation. The approval of Series A preferred stockholders is required for a number of significant changes to the Company, including creation of new classes of shares and amendments to the Company’s Articles of Incorporation, election of the Company’s board members, in addition to other corporate actions.

Dividends

Holders of Series A preferred stock shall be entitled to receive dividends out of any assets legally available only when as, and if declared by the Board of Directors, prior to and in preference to any declaration or payment of any dividend on the common stock, at a rate equal to 8% per annum (based upon a 365-day year) of $1.00 per share. Effective April 2016, the accreted value of such undeclared dividends were added to the liquidation value of the shares, and all further accretion has been cancelled. To date, the Board of Directors has not declared any dividends.

Liquidation

In the event of liquidation, dissolution, or winding up, whether voluntarily or involuntarily, and upon certain other defined events, the holders of the Series A preferred stock are also entitled to receive liquidation preferences in an amount per share of Series A preferred stock equal to (a) the Series A Issue Price plus, (b) an amount equal to all accrued and unpaid Series A dividends (whether or not declared) on such shares of Series A preferred stock. Liquidation payments are made in preference to any payments to the holders of common stock. At December 31, 2016, the total liquidation value of the Series A preferred stock is $5,698,512. If, upon liquidation, the available assets shall be insufficient to pay the full amount of the Series A liquidation preference, the Series A holders shall share in any distribution or payment of available assets pro rata in proportion to the respective Series A liquidation preference which would otherwise be payable upon a liquidation with respect to the outstanding shares of the Series A preferred stock if the Series A liquidation preference payable with respect to such shares were paid in full.

After payment in full of the Series A liquidation preference, the remaining available assets, if any, shall be distributed among the holders of the common stock pro rata in proportion to the number of shares of common stock then held by such holders.

Series B

In July through November 2014, the Company issued a total of 1,097,783 shares of Series B preferred stock with a price of $2.25 per share. The net cash proceeds received were $2,470,012. The Company’s Series B preferred stock has been classified as mezzanine on the balance sheet instead of stockholder’s equity in accordance with Accounting Standard Codification (ASC) 480-10-S99-3, Classification and Measurement of Redeemable Securities, under which if the preferred security holders control a majority of the votes of the Board of Directors through direct representation on the Board of Directors or through other rights, the preferred security is redeemable at the option of the holder, and its classification outside of permanent equity is appropriate. Accordingly, the Series B preferred stock is classified as other than permanent equity or mezzanine equity.

SafeOp Surgical, Inc.

Notes to Financial Statements (continued)

6.	Convertible Preferred Stock (continued)

Conversion

Each share of Series B preferred stock may, at the option of the holder thereof, be converted at any time and from time to time, and without the payment of consideration by the holder thereof, into fully-paid and non-assessable shares of common stock, subject to anti-dilution adjustments. The number of shares of common stock which a Series B holder shall be entitled to receive upon conversion of its Series B preferred stock shall be equal to the product obtained by multiplying (a) the number of shares of Series B preferred stock being converted at any time by, (b) the conversion rate then in effect; or (c) upon a qualified public offering; or (d) upon the affirmative vote or consent of, and written notice to, the Company by the holders of at least a majority of the then outstanding shares of Series B preferred stock.

Effective April 2016, in connection with the issuance of the Series C preferred stock, the conversion rights of the Series B preferred stock was changed from a 1:1 conversion rate to a 1:3.96 conversion rate. At December 31, 2016, the total preferred stock issued and outstanding of 1,097,783 shares equals 4,347,082 common stock shares upon conversion.

The rights, preferences, and privileges of the preferred stock are as follows:

Voting

Each Series B preferred stock holder shall be entitled to vote together with the common stock and all other series and classes of stock permitted to vote with the common stock on all matters submitted to a vote of the holders of the common stock (including election of directors). For each vote in which the Series B holders are entitled to participate, each Series B holder shall be entitled to that number of votes per share to which such Series B holder would have been entitled had each share of Series B preferred stock held by such Series B holder then been converted into shares of common stock as specified in the Company’s certificate of incorporation. The approval of Series B preferred stockholders is required for a number of significant changes to the Company, including creation of new classes of shares and amendments to the Company’s Articles of Incorporation, election of the Company’s board members, in addition to other corporate actions.

Dividends

Holders of Series B preferred stock shall be entitled to receive dividends out of any assets legally available only when as, and if declared by the Board of Directors, prior to and in preference to any declaration or payment of any dividend on the Series A preferred stock and the common stock, at a rate equal to 8% per annum (based upon a 365-day year) of $1.00 per share. Effective April 2016, the accreted value of such undeclared dividends were added to the liquidation value of the shares, and all further accretion has been cancelled. To date, the Board of Directors has not declared any dividends.

Liquidation

In the event of liquidation, dissolution, or winding up, whether voluntarily or involuntarily, and upon certain other defined events, the holders of the Series B preferred stock are also entitled to be paid out of the assets of the Company available for distribution or payment to holders of the Company’s capital stock of all classes, before any distribution or payment is made to any holders of Series A preferred stock or common stock, an amount per share of Series B Preferred Stock equal to (a) the Series B Issue Price plus, (b) an amount equal to all accrued and unpaid Series B dividends (whether or not declared) on such shares of Series B preferred stock. Liquidation payments are made in preference to any payments to the holders of common stock. At December 31, 2016, the total liquidation value of the Series B preferred stock is $2,819,448. If, upon liquidation, the available assets shall be insufficient to pay the full amount of the Series B liquidation preference, the Series B holders shall share in any distribution or payment of available assets pro rata in proportion to the respective Series B liquidation preference which would otherwise be payable upon a liquidation with respect to the outstanding shares of the Series B preferred stock if the Series B liquidation preference payable with respect to such shares were paid in full.

SafeOp Surgical, Inc.

Notes to Financial Statements (continued)

6.	Convertible Preferred Stock (continued)

Series C

In April and June 2016, the Company issued a total of 7,096,900 shares of Series C preferred stock for net cash proceeds of $4,511,018. The Company’s Series C preferred stock has been classified as mezzanine on the balance sheet instead of stockholder’s equity in accordance with Accounting Standard Codification (ASC) 480-10-S99-3, Classification and Measurement of Redeemable Securities, under which if the preferred security holders control a majority of the votes of the Board of Directors through direct representation on the Board of Directors or through other rights, the preferred security is redeemable at the option of the holder, and its classification outside of permanent equity is appropriate. Accordingly, the Series C preferred stock is classified as other than permanent equity or mezzanine equity.

Conversion

Each share of Series C preferred stock may, at the option of the holder thereof, be converted at any time and from time to time, and without the payment of consideration by the holder thereof, into fully-paid and non-assessable shares of common stock, subject to anti-dilution adjustments. The number of shares of common stock which a Series C holder shall be entitled to receive upon conversion of its Series C preferred stock shall be equal to the product obtained by multiplying (a) the number of shares of Series C preferred stock being converted at any time by, (b) the conversion rate then in effect, as defined in the Purchase Agreement.

The rights, preferences, and privileges of the preferred stock are as follows:

Voting

Each Series C preferred stock holder shall be entitled to vote together with the common stock and all other series and classes of stock permitted to vote with the common stock on all matters submitted to a vote of the holders of the common stock (including election of directors). For each vote in which the Series C holders are entitled to participate, each Series C holder shall be entitled to that number of votes per share to which such Series C holder would have been entitled had each share of Series C preferred stock held by such Series C holder then been converted into shares of common stock as specified in the Company’s certificate of incorporation. The approval of Series C preferred stockholders is required for a number of significant changes to the Company, including creation of new classes of shares and amendments to the Company’s Articles of Incorporation, election of the Company’s board members, in addition to other corporate actions.

Dividends

Holders of Series C preferred stock shall be entitled to receive dividends out of any assets legally available only when as, and if declared by the Board of Directors. To date, the Board of Directors has not declared any dividends.

Liquidation

In the event of liquidation, dissolution, or winding up, whether voluntarily or involuntarily, and upon certain other defined events, the holders of the Series C preferred stock are also entitled to be paid out of the assets of the Company available for distribution or payment to holders of the Company’s capital stock of all classes, before any distribution or payment is made to any holders of Series A or Series B preferred stock or common stock, an amount per share of Series C Preferred Stock held by such Series C holder equal to $4,511,018, subject to adjustment for any stock dividends, stock splits, and other subdivisions. If, upon liquidation, the available assets shall be insufficient to pay the full amount of the Series C liquidation preference, the Series C holders shall share in any distribution or payment of available assets pro rata in proportion to the respective Series C liquidation preference which would otherwise be payable upon a liquidation with respect to the outstanding shares of the Series C preferred stock if the Series C liquidation preference payable with respect to such shares were paid in full.

SafeOp Surgical, Inc.

Notes to Financial Statements (continued)

7.	Stockholders’ Deficit

Common Stock: In connection with the sale of the Company’s Series A preferred shares in the year ended December 31, 2012, the Company entered in an Award Agreement for Restricted Shares (the “Agreement”) with several common stockholders, including one employee/officer. In March 2012 a total of 900,000 shares of common stock were issued under the Agreement. At December 31, 2015, the entire 900,000 restricted shares granted became fully vested. During 2016, an additional 7,215,541 share of common stock were issued under the Agreement. None of the awarded shares or any beneficial interest therein shall be transferred, encumbered, pledged or otherwise alienated or disposed of in any way until they have become non-forfeitable in accordance with the Agreement. Even after any of the awarded shares become transferable pursuant to this Agreement, they will remain subject to the transfer restrictions set forth in the Stockholders Agreement.

Common Stock Warrants: In connection with the April and June 2016 sale of the Company’s Series C preferred shares, the Company granted 3,540,950 warrant shares to the Series C shareholders for the purchase of the Company’s common stock at an exercise price of $.01 per share. The amount of shares of common stock purchasable upon the exercise of this warrant is subject to adjustment from time to time upon the occurrence of certain events as described in the Warrant Agreement. The warrants allow for either a cash or share settlement at the sole discretion of the Company, and are only exercisable, whether in whole or in part, concurrently with the consummation of the Company’s first firm commitment underwritten public offering of Warrant Shares which occurs before the expiration time of the warrants. The warrants expire upon the first to occur of (a) on June 30, 2026 and (b) the consummation of a liquidation of the Company.

The Company has a total of 50,000,000 shares of common stock authorized. The following shares of stock are issued or are reserved for future issuance:

Common stock outstanding under restricted stock awards	8,274,708
Reserved for conversion of Series A preferred stock	12,528,868
Reserved for conversion of Series B preferred stock	4,347,082
Reserved for conversion of Series C preferred stock	7,096,900
Reserved for exercise of stock options issued and outstanding	582,203
Reserved for common stock warrants issued and outstanding	3,540,950
Reserved for shares available for 2012 Equity Incentive Plan	1,343,089
Common stock available for future issuance	12,286,200

Total authorized shares	50,000,000

Stock Option Plan and Stock-Based Compensation

Stock Option Plan - Under the 2012 Equity Incentive Plan (the Plan) including amendments, 10,200,000 shares of common stock have been reserved for the issuance of incentive stock options (ISOs) and non-qualified stock options (NSOs). Employees, Directors, consultants, and other individuals who provide services to the Company are eligible to be granted Awards under the Plan; provided, however, that only employees of the Company are eligible to be granted ISOs. ISOs and NSOs may be granted with an exercise price no lesser than the fair market value of the common stock on the date of grant. Options granted to a 10% stockholder shall be at no less than 110% of the fair value, and ISO grants to such 10% stockholders expire five years from the date of grant. ISOs granted under the Plan generally vest 25% after completion of the first year of service, and the balance vest in equal monthly installments over the next 36 months of service and expire ten years from the grant date, unless subject to provisions regarding 10% stockholders. NSOs vest per the specific agreement and expire ten years from the date of grant.

SafeOp Surgical, Inc.

Notes to Financial Statements (continued)

7.	Stockholders’ Deficit (continued)

The fair value of stock options granted was estimated using the following weighted average assumptions:

Expected dividend yield	0.00%
Expected term (in years)	10 years
Risk-free interest rate	2.13%
Expected stock price volatility	100%

The Company has not paid dividends on its common shares in the past nor does it expect to pay dividends in the future. As such, the company used a dividend yield percentage of zero. Additionally, because the Company does not have a publicly traded common stock, the expected volatility was estimated by the Company to be 100% consistent with the historical changes in the fair value of its stock price. The risk-free rates approximated the rate of treasury securities with the same term as the options on the date of the respective grant.

For the year ended, December 31, 2016, the Company recorded $63,745 of compensation expense related to stock options. As of December 31, 2016, there was $624,171 of total unrecognized cost related to non-vested stock option grants which is expected to be recognized over the next four years.

A summary of the 2012 Equity Incentive Plan activity is as follows:

	Available for Grant	Outstanding Options	Outstanding restricted shares	Weighted Average Exercise Price
Balance at December 31, 2015	403,552	246,448	900,000	$0.0477
Reserved	8,650,000	—	—	$0.1000
Granted	(7,790,244)	474,703	7,315,541	$0.1000
Exercised	—	(59,167)	59,167	$0.1000
Forfeited or voided	79,781	(79,781)	—	$0.0477

Balance at December 31, 2016	1,343,089	582,203	8,274,708	$0.0882

8.	Income Taxes

At December 31, 2016, the Company had federal and state net operating loss carryforwards of approximately $10,347,000 and $4,762,000, respectively. The difference between the federal and the state tax loss carryforwards is primarily attributable to the apportionment of income to various states. The Company also has federal research and development tax credit carryforwards of approximately $168,000 available to reduce future income subject to income taxes.

Significant components of the Company’s deferred tax assets are shown below. A valuation allowance of $4,021,000 has been established as of December 31, 2016, to offset the deferred tax assets as realization of such assets does not meet the more likely than not threshold set forth in the standards.

Deferred tax assets:
Research and development credits	$59,000
State taxes	(2,000)
Depreciation and amortization	(12,000)
Net operating loss carryforwards	3,976,000

Total deferred tax assets	4,021,000
Valuation allowance for deferred tax assets	(4,021,000)

Total net deferred tax assets	$—

SafeOp Surgical, Inc.

Notes to Financial Statements (continued)

9.	Commitments

The Company has entered into employment agreements with 5 of its key employees. The terms of the agreement include provisions for salary, bonuses, and benefits when certain measurable targets are achieved. In addition, the agreements include provisions that provide severance payments ranging from 75% to 100% of the employee’s annual base pay plus a pro rata portion of the performance bonus through the date of termination if the employee’s employment is terminated by the employer without cause or by the employee for good reason, or if there is a change in control (defined as greater than 50% of the Company’s stock sold).

The Company has entered into a lease agreement for office space in Maryland. The initial lease term is for 37 months commencing December 2014, with an option for one additional 3-year term. Rent was initially $5,069 per month with scheduled increases of 3% per year. As an incentive to lease the office space the Company received 1 month rent-free.